Exhibit 10.2

SERIES I ASSIGNMENT OF PREEMPTIVE RIGHTS

For value received, LSGC Holdings II LLC (“Holder”) hereby irrevocably sells, assigns and transfers unto the assignee set forth below (the “Assignee”), and Assignee hereby assumes the one-time right of Holder to purchase the number of shares of Offered Shares (as defined in the Preemptive Notice (defined below)) and the corresponding right to receive Offered Warrants (as defined in the Preemptive Notice) set forth opposite the name of the Assignee below, each such right subject to and in accordance with the terms of: (i) that certain Notice of Preemptive Rights (the “Preemptive Notice”) issued by Lighting Science Group Corporation, a Delaware corporation (the “Company”), to the Holder on the date hereof and (ii) Section 14 of the Certificate of Designation governing the Company’s Series I Convertible Preferred Stock (the “Certificate”). As a result of the assignment effected hereby, the Assignee is entitled to exercise all of the Holder’s rights and is obligated to take on all of the Holder’s obligations in respect of the transactions described in the Preemptive Notice, including, without limitation, after the making of a written election to participate in the transaction described in the Preemptive Notice (the “First Exercise Election”), to purchase, pay for and become the owner of the Offered Shares set forth below and to receive and become the owner of the Offered Warrants set forth below as fully and to the same extent as the Holder, but for this Assignment.

The Holder hereby represents and warrants that (i) Holder has all requisite power, capacity and authority to execute and deliver this Assignment and (ii) Holder owns 15,577 of the Company’s Series I Preferred Stock and 2,877,314 shares of the Company’s common stock (including warrants and options exercisable for shares of the Company’s common stock), which shares are held free and clear of encumbrances created by the Holder that may restrict or limit this Assignment, other than those that may arise pursuant to the Company’s Certificate of Incorporation (including the Certificate) or under applicable state and federal securities laws. The Holder hereby constitutes Assignee as its agent and attorney-in-fact to execute any and all documents necessary solely for the exercise of the rights set forth in Section 14 of the Certificate in respect of the transactions described in the Preemptive Notice (including, without limitation, making the First Exercise Election).

This Assignment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Delaware. This Assignment may be executed in counterparts (including via facsimile or e-mail in .pdf format), each of which shall be an original and all of which shall constitute a single agreement.

Assignee	Number of Offered Shares for Which Preemptive Rights are Hereby Assigned	Corresponding Number of Offered Warrants for Which Preemptive Rights are Hereby Assigned

Portman Limited	705	115,102

Cleantech Europe II (A), L.P.	3,031	494,856

Cleantech Europe II (B), L.P.	3,194	521,471

[Signature page follows.]

Dated: September 25, 2012

AGREED:

LSGC Holdings II LLC

By:	/s/ Steven Wacaster
Name: Steven Wacaster
Title: Vice President

Dated: September 25, 2012

ACCEPTED:

Portman Limited

By:	/s/ Mohamed Ali Al Dhaheri
Name: Mohamed Ali Al Dhaheri
Title: Director

By:	/s/ Salem Mohamed Al Ameri
Name: Salem Mohamed Al Ameri
Title: Director

Dated: September 25, 2012

ACCEPTED:

Cleantech Europe II (A), L.P.

By:	/s/ Samer Salty
Name: Samer Salty
Title: Chief Executive Officer

Dated: September 25, 2012

ACCEPTED:

Cleantech Europe II (B), L.P.

By:	/s/ Samer Salty
Name: Samer Salty
Title: Chief Executive Officer

Dated: September 25, 2012

ACKNOWLEDGED AND APPROVED:

Lighting Science Group Corporation

By:	/s/ Thomas C. Shields
Name: Thomas C. Shields
Title: Chief Financial Officer